UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01           Entry into a Material Definitive Agreement.

On December 4, 2019 and effective as of October 1, 2019, Cohen & Company, LLC (the “Operating Company”), the majority owned subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), entered into Amendment No. 2 to the Investment Agreement (the “Cohen Bros. Investment Agreement”), dated September 29, 2017, by and between the Operating Company and Cohen Bros. Financial LLC (“Cohen Bros.”), a Delaware limited liability company of which Daniel G. Cohen, is the sole member, as amended, to, among other things, provide that the term “Investment Return” (as defined in the Cohen Bros. Investment Agreement) with respect to the twelve-month period ending on September 29, 2020 means 3.75% of the amount invested by Cohen Bros. pursuant to the Cohen Bros. Investment Agreement (which, as of the date of this Current Report on Form 8-K, is $6,500,000), plus (x) 11.47% of any Revenue of the Business (as defined in the Cohen Bros. Investment Agreement) during such period between zero and $11,777,047, plus (y) 7.65% of any Revenue of the Business during such period in excess of $11,777,047. Prior to the above-described amendment to the Cohen Bros. Investment Agreement, the term “Investment Return” thereunder with respect to any twelve-month period ending on September 29 (each, an “Annual Period”) through September 29, 2020 meant 3.75% of the amount invested by Cohen Bros. pursuant to the Cohen Bros. Investment Agreement, plus (x) 11.47% of the Revenue of the Business for any Annual Period in which the Revenue of the Business was greater than zero but less than or equal to $5,333,333, (y) $611,765 for any Annual Period in which the Revenue of the Business was greater than $5,333,333 but less than or equal to $8,000,000, or (z) 7.65% of the Revenue of the Business for any Annual Period in which the Revenue of the Business was greater than $8,000,000.

On December 4, 2019 and effective as of October 1, 2019, the Operating Company also entered into Amendment No. 2 to the Investment Agreement (the “DGC Family Fintech Trust Investment Agreement”), dated September 29, 2017, by and between the Operating Company and the DGC Family Fintech Trust, a trust established by Daniel G. Cohen, effective October 1, 2019, as amended, to, among other things, provide that the term “Investment Return” (as defined in the DGC Family Fintech Trust Investment Agreement) with respect to the twelve-month period ending on September 29, 2020 means 3.75% of the amount invested by the DGC Family Fintech Trust pursuant to the DGC Family Fintech Trust Investment Agreement (which, as of the date of this Current Report on Form 8-K, is $2,000,000), plus (x) 3.53% of any Revenue of the Business (as defined in the DGC Family Fintech Trust Investment Agreement) during such period between zero and $11,777,047, plus (y) 2.35% of any Revenue of the Business during such period in excess of $11,777,047. Prior to the above-described amendment to the DGC Family Fintech Trust Investment Agreement, the term “Investment Return” thereunder with respect to any Annual Period through September 29, 2020 meant 3.75% of the amount invested by Cohen Bros. pursuant to the DGC Family Fintech Trust Investment Agreement, plus (x) 3.53% of the Revenue of the Business for any Annual Period in which the Revenue of the Business was greater than zero but less than or equal to $5,333,333, (y) $188,235 for any Annual Period in which the Revenue of the Business was greater than $5,333,333 but less than or equal to $8,000,000, or (z) 2.35% of the Revenue of the Business for any Annual Period in which the Revenue of the Business was greater than $8,000,000.

Daniel G. Cohen is the President and Chief Executive of the Company’s European operations and Chairman of the Company’s board of directors.

The foregoing descriptions of the amendments to the DGC Family Fintech Trust Investment Agreement and the DGC Family Fintech Trust Investment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the amendments to the DGC Family Fintech Trust Investment Agreement and the DGC Family Fintech Trust Investment Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amendment No. 2 to Investment Agreement, dated as of December 4, 2019 and effective as of October 1, 2019, by and between Cohen & Company, LLC and Cohen Bros. Financial LLC.

10.2*	Amendment No. 2 to Investment Agreement, dated as of December 4, 2019 and effective as of October 1, 2019, by and between Cohen & Company, LLC and the DGC Family Fintech Trust.

*    Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: December 9, 2019	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer